EXHIBIT 99.3

Uroplasty and Vision Sciences Complete Merger
Merged Company is now Cogentix Medical, Inc.

Combination Creates New Medical Device Company Positioned for Growth

Cogentix shares will begin trading under symbol CGNT on April 1, 2015

MINNEAPOLIS, MN & ORANGEBURG, NY, March 31, 2015 -- Uroplasty, Inc. (NASDAQ: UPI) and Vision-Sciences, Inc. (NASDAQ: VSCI) today announced the completion of their merger. The merger agreement was originally announced in December 2014, and completion of the all-stock combination creates a new medical device company named Cogentix Medical, Inc. Beginning on April 1, 2015, Cogentix Medical, Inc. will trade on the NASDAQ under the symbol CGNT. Cogentix Medical will have its U.S. headquarters in Minnetonka, MN, where Uroplasty’s current headquarters is located.

Cogentix Medical will initially focus on leveraging its innovative product offerings in urology under the leadership of the Uroplasty management team, with Rob Kill serving as President and CEO. "The completion of our merger with Vision-Sciences and the creation of Cogentix Medical marks another milestone on our path to accelerating revenue growth and broadening our product offerings to physicians," said Rob Kill, President and CEO of Cogentix. "We remain highly confident in the benefits of this merger combination, our ability to leverage our distribution platform and the future growth prospects for Cogentix Medical. We look forward to working with the members of the former Vision-Sciences team to complete our integration plans and realize the significant synergies the merger has created.”

Cogentix Medical is expected to generate revenue of approximately $50 million for the fiscal year beginning April 1, 2015, as well as realize cost synergies of approximately $3 million.

Uroplasty’s financial advisor was Piper Jaffray & Co. and its legal advisor was Oppenheimer Wolff & Donnelly LLP. Vision-Sciences’ financial advisor was Leerink Partners LLC and its legal advisor was Royer Cooper Cohen Braunfeld LLC.

About Cogentix

Cogentix Medical, Inc., headquartered in Minnetonka, Minnesota, with operations in New York, The Netherlands and the United Kingdom, is a global medical device company. We design, develop, manufacture and market products for flexible endoscopy with our unique product lines featuring a streamlined visualization system and proprietary sterile disposable microbial barrier, known as EndoSheath technology, providing users with efficient and cost effective endoscope turnover while enhancing patient safety. We also commercialize the Urgent® PC Neuromodulation System, an FDA-cleared device that delivers percutaneous tibial nerve stimulation (PTNS) for the office-based treatment of overactive bladder (OAB). OAB is a chronic condition that affects approximately 42 million U.S. adults. The symptoms include urinary urgency, frequency and urge incontinence. We also offer Macroplastique®, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency. For more information on Cogentix and ours products, please visit us at www.cogentixmedical.com.

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For Further Information:

Cogentix Medical, Inc.

Brett Reynolds, SVP and CFO

952-426-6152

EVC Group

Doug Sherk/Brian Moore (Investors)

415-652-9100/310-579-6199

Janine McCargo (Media)

646-688-0425

Cautionary Statements Related to Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Forward-looking statements in this press release include, but are not limited to, statements about the benefits of the merger transaction; expected revenue growth rates; and the company’s plans, objectives, expectations and intentions with respect to future operations, products and services.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the risk that ongoing shareholder litigation in connection with the merger transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of either company’s control; the failure to realize synergies and cost-savings from the merger transaction or delay in realization thereof; the businesses of Uroplasty and Vision-Sciences may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on the combined company’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; and the risks identified under the heading “Risk Factors” in the joint proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”) on February 23, 2015, in Uroplasty’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2014, filed with the SEC on June 9, 2014, and Vision-Sciences’ Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on May 30, 2014, as well as Uroplasty’s and Vision-Sciences’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC. Cogentix cautions investors not to place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read Uroplasty’s and Cogentix’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Cogentix undertake no obligation to update or revise any of these statements.  Cogentix businesses are subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.